CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Hartford Income Shares Fund, Inc. does hereby certify, to such officer’s knowledge, that:
The annual report on Form N-CSR of The Hartford Income Shares Fund, Inc. for the period ended July 31, 2009 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: August 25, 2009	By:	/s/ Robert M. Arena, Jr.
Robert M. Arena, Jr.
Its: President

Date: August 25, 2009	By:	/s/ Tamara L. Fagely
Tamara L. Fagely
Its: Vice President, Controller and Treasurer

A signed original of this written statement required by Section 906 has been provided to The Hartford Income Shares Fund, Inc. and will be retained by The Hartford Income Shares Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.